EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 2, 2009 with respect to the consolidated financial statements of World Energy Solutions, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such registration statement.
/s/ UHY LLP
Boston, Massachusetts
January 21, 2010